Exhibit 10.39

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT is made and entered into this 30th day of December 2020, TO LEASE AGREEMENT dated December 15th, 2020, by and between Indigo Pearl, LLC, a Delaware limited liability company (“Landlord”), and Set Jet, LLC, an Arizona limited liability: company (“Tenant”).

RECITALS

A.	Landlord and Tenant entered in that certain Full-Service Multi-Tenant Office Lease dated December 15th. 2020 (“the Lease”).

B.	Pursuant to the Lease. Tenant leases from Landlord approximately 7,783 ± square feet of office space at 15011 N 75th Street, Scottsdale Arizona 85260 (“the Premises”).

C.	Tenant desires to lease an additional 1,014 ± square feet of space from Landlord and Landlord desires to lease to Tenant the additional space subject to and in accordance with the terms and conditions set forth in this Amendment.

COVENANTS

NOW, THEREFORE. for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged. Landlord and Tenant agree to the following:

Expansion Space: Effective as of January 15th, 2021 (“the Expansion Commencement Date”). the Premises is increased to include adjacent 1,014 ± rentable square feet of the Building. The definition of Premises is hereby modified, as of the Expansion Commencement Date, to mean total rentable square feet of 8,797 ±-sf. Therefore Paragraph 1.8 of the Lease is hereby modified to reflect the additional square footage.

Share of Common Area Operating Expenses: As of the Expansion Commencement Date, the Tenant’s Share of Common Area Operating Expenses is increased to 40.0% (the quotient of dividing the square feet of the Premises by the total square feet of the Building (8.797 / 21526 = 40%).

Base Rent/Schedule: Commencing on the Expansion Commencement Date. Base Rent for the Leased Premises shall correspond with the Lease Agreement which commenced December 15th, 2020 and be paid according to the following schedule:

1/15/2021 – 12/14/2021: $14.265.80 per month
based upon a rental rate of $19.46 per rentable square foot.

12/15/2021 – 12/14/2022: $14.998.85 per month
based upon a rental rate of $20.46 per rentable square foot.

12/15/2022 – 12/14/2023: $15.731.96 per month
based upon a rental rate of $21.46 per rentable square foot.

12/15/2023 – 12/14/2024: $16,465.05 per month
based upon a rental rate of $22.46 per rentable square foot

In Witness Whereof, Landlord and Tenant have executed and delivered this Amendment as of the day and year first written above.

Landlord: Indigo Pearl, LLC

By:	/s/ Jeff Caron
Printed:	Jeff Caron
Title:	CEO

Tenant: Set Jet, LLC

By:	/s/ Trey Smith
Printed:	Trey Smith
Title:	Manager / COO